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EXHIBIT 23.1

                    CONSENT OF INDEPENDENT REGISTERED PUBLIC
                             PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-21293) and on Form S-8 (File No. 333-141471) of Agree Realty Corporation of our reports dated March 6, 2007, relating to the consolidated financial statements, the financial statement schedule, and the effectiveness of internal control over financial reporting, which appear on pages 28, 29, and F-2 of this annual report on Form 10-K/A for the year ended December 31, 2006.


                                        /s/ VIRCHOW, KRAUSE & COMPANY, LLP

Chicago, IL
December 7, 2007